UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 11, 2022

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2022, Alpine 4 Holdings, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature page thereto (the “Purchasers”), pursuant to which the Company will sell to the Purchasers in a registered direct offering, an aggregate of 14,492,754 shares (the “Shares”) of Class A Common Stock (the “Common Stock”) and Warrants (“Warrants”) to purchase up to 14,492,754 shares of Class A Common Stock (the “Warrant Shares”), for aggregate gross proceeds to the Company of $10,000,000, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. At the closing, the Company will issue an aggregate of 14,492,754 Shares and 14,492,754 Warrants. The Warrants have a term of five years and an exercise price of $0.69. The registered direct offering is expected to close on or about July 13, 2022, subject to customary closing conditions.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement, other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered pursuant to the Purchase Agreement until 90 trading days after the closing date and may not enter into a variable rate transaction (as defined in the Purchase Agreement) for one year from the closing date, provided, however after 90 days from the closing date the Company may enter into an at the market transaction.

A.G.P./Alliance Global Partners (“A.G.P.”) is serving as the placement agent in connection with the offering pursuant to the terms of a placement agent agreement, dated July 11, 2022, between the Company and A.G.P (the “Placement Agent Agreement”) and A.G.P will receive a cash fee of 7% of the aggregate gross proceeds raised from the sale of the Shares.

The Company also agreed to reimburse the Placement Agent for up to $75,000 of its legal and other expenses and a non-accountable expense allowance of $50,000.

The Shares, the Warrants, and the Warrant Shares are being offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission and declared effective on February 10, 2021 (File No. 333-252539).

The Company has agreed to indemnify each of the Purchasers against certain losses resulting from its breach of any representations, warranties or covenants under agreements with the Purchasers, as well as under certain other circumstances described in the Purchase Agreement.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agent Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agent Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and Placement Agent Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement and form of Placement Agent Agreement are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Placement Agent Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of Purchase Agreement, form of Placement Agent Agreement, and form of Warrant are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement, Placement Agent Agreement, and Warrant is subject to, and qualified in its entirety by the form of Purchase Agreement, form of Placement Agent Agreement, and form of Warrant, which are incorporated herein by reference.

Kirton McConkie, PC, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On July 11, 2022, the Company issued a press release announcing the pricing of the offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant

5.1	Opinion of Kirton McConkie, PC

10.1	Form of Securities Purchase Agreement

10.2	Form of Placement Agent Agreement

23.1	Consent of Kirton McConkie, PC (included in Exhibit 5.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By:    /s/ Kent B. Wilson
    Kent B. Wilson
    Chief Executive Officer, President
    (Principal Executive Officer)

Date: July 13, 2022